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                                                                     EXHIBIT 3.3



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         LA JOLLA PHARMACEUTICAL COMPANY


        1. The undersigned, Steven B. Engle, certifies that he is the Chief Executive Officer of la jolla pharmaceutical company, a Delaware corporation (the "CORPORATION"), and does further certify that:

        2. The name of the Corporation is La Jolla Pharmaceutical Company, the name under which it was originally incorporated.

        3. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on May 2, 1989.

        4. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        5. The text of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:


                                    ARTICLE I

                               NAME OF CORPORATION

         The name of the Corporation is La Jolla Pharmaceutical Company.


                                   ARTICLE II

                                REGISTERED OFFICE

        The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington 19805, County of New Castle. The name of the registered agent of the Corporation at such address is United States Corporation Company.


                                   ARTICLE III

                                     PURPOSE

        The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the Delaware Corporations Code.






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                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

        The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock that the Corporation is authorized to issue is 100,000,000; the number of shares of Preferred Stock that the Corporation is authorized to issue is 8,000,000. The Board is hereby authorized to issue the shares of Preferred Stock in one or more series, to fix the number of shares of any such series of Preferred Stock, to determine the designation of any such series, and to fix the rights, preferences, and privileges and the qualifications, limitations or restrictions of the series of Preferred Stock to the full extent permitted under the Delaware General Corporation Law. The authority of the Board with respect to any series of Preferred Stock shall include, without limitation, the power to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, and the liquidation preferences and the number of shares constituting any such additional series and the designation thereof, or any of them; and to increase or decrease the number of authorized shares of any series subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the authorized number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. All shares of the Common Stock and the Preferred Stock shall have a par value of $.01 per share.


                                    ARTICLE V

                        LIMITATION OF DIRECTOR LIABILITY

        To the fullest extent permitted by the Delaware General Corporation Law, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


                                   ARTICLE VI

                          BOARD POWER REGARDING BYLAWS

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of this corporation; provided, however, that after the initial adoption of the Bylaws, the Board of Directors may not repeal, alter, amend, or rescind Section 3.01 thereof which shall establish the manner in which the number of directors is set.








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                                   ARTICLE VII

                              ELECTION OF DIRECTORS

        Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                  ARTICLE VIII

                     NUMBER OF DIRECTORS AND TERM OF OFFICE

        The total number of directors of the Corporation shall be not less than five (5) nor more than nine (9), with the actual total number of directors set from time to time exclusively by resolution of the Board of Directors. The Board of Directors shall initially consist of six members until changed by such a resolution. There shall be three classes of directors (each, a "Class"), known as Class 1, Class 2 and Class 3. The initial Class 1, Class 2 and Class 3 directors shall serve in office as follows: Class 1 shall retire at the first annual meeting of stockholders following the filing of the Corporation's Amended and Restated Certificate of Incorporation (the "Effective Date"), Class 2 shall retire at the second annual meeting of stockholders following the Effective Date, and Class 3 shall retire at the third annual meeting of stockholders following the Effective Date. This annual sequence shall be repeated thereafter. Each director in a Class shall be eligible for re-election if nominated, and such director's seat shall be open for election of a director, at the annual meeting of stockholders of the Corporation at which such Class shall retire, to hold office for three years or until his successor is elected or appointed.

        Any additional directors elected or appointed shall be elected or appointed to such Class as will ensure that the number of directors in each Class remains as nearly equal as possible, and if all Classes have an equal number of directors or if one Class has one director more than the other two Classes, then any additional directors elected or appointed shall be elected or appointed to the Class that does not have more directors than any other Class and is subject to election at an ensuing annual meeting before any other such Class.

        Vacancies due to resignation, death, increases in the number of directors, or any other cause shall be filled only by the Board of Directors (unless there are no directors, in which case vacancies will be filled by the stockholders) in accordance with the rule that each Class of directors shall be as nearly equal in number of directors as possible. Notwithstanding such rule, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the Class of which he or she is a member, until the expiration of his or her current term or his earlier death, resignation or removal. If any newly created directorship or vacancy on the Board of Directors, consistent with the rule that the three Classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more Classes, then the Board of Directors shall allocate it to that of the available Classes whose term of office is due to expire at the earliest date following such allocation. When the Board of Directors fills a vacancy, the director chosen to fill that vacancy shall be of the same Class as the director he or she succeeds and shall hold office until
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director's successor shall have been elected and qualified or until such director shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.


                                   ARTICLE IX

                      STOCKHOLDER ACTION BY WRITTEN CONSENT

        Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by any such holders.


                                    ARTICLE X

                                 CORPORATE POWER

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that any amendment of Article VIII or of this Article X will require an affirmative vote of the holders of seventy-five percent (75%) or more of the total voting power of all outstanding shares of voting stock of the Corporation.

        IN WITNESS WHEREOF, the undersigned Corporation has executed this Amended and Restated Certificate of Incorporation as of May 21, 1999.





                                        LA JOLLA PHARMACEUTICAL COMPANY



                                        By:   /s/ Steven B. Engle
                                            ------------------------------------
                                                  Steven B. Engle,
                                                  Chief Executive Officer





































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